SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION STATEMENT OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES ACT OF 1934

NORTHSTAR REALTY FINANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	001-32330 (Commission File Number)	11-3707493 (IRS Employer Identification Number)

527 Madison Avenue, 16th Floor New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates:  333-132890

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

8.25% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES
TO BE REGISTERED

A description of the 8.25% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, which are to be registered under this registration statement, is contained under the caption “Description of the Series B Preferred Stock” in the Prospectus Supplement, dated January 31, 2007, to the Prospectus, dated April 26, 2006, constituting a part of the Registration Statement on Form S-3 (File No. 333-132890) of NorthStar Realty Finance Corp., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption “Description of Common Stock and Preferred Stock” in the Prospectus, dated April 26, 2006, are incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by NorthStar Realty Finance Corp. under Rule 424(b) under the Securities Act will be deemed to be incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Andrew C. Richardson
	Name:	Andrew C. Richardson
	Title:	Chief Financial Officer, Treasurer and Executive Vice President
Dated: February 7, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1
Articles of Amendment and Restatement of NorthStar Realty Finance Corp., as filed with the State Department of Assessments and Taxation of Maryland on October 20, 2004 - Incorporated by reference to Exhibit 3.1 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11 (File No. 333-114675).

3.2
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share - Incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006.

3.2	Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share. *

3.3	Bylaws of NorthStar Realty Finance Corp. - Incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11 (File No. 333-114675).

3.4	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp. - Incorporated by reference to Exhibit 3.3 to the NorthStar Realty Finance Corp. Current Report on Form 8-K filed on April 27, 2005.

4.1
Form of Certificate representing NorthStar Realty Finance Corp.’s Common Stock, par value $0.01 per share - Incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11, as amended (File No. 333-114675).

4.2
Form of Certificate representing NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share - Incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006.

4.2	Form of Certificate representing NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share. *

*Filed herewith